NEWS RELEASE

Coeur Reports Third Quarter Production Results and Reaffirms Full-Year Production Guidance
Kensington's gold production increased 25% versus prior quarter
Chicago, Illinois - October 10, 2013 - Coeur Mining, Inc. (the “Company” or “Coeur”) (NYSE: CDE, TSX: CDM) announced it produced 4.2 million ounces of silver and 63,763 ounces of gold during the third quarter of 2013. These production levels represent a decrease of 10% for silver and an increase of 5% for gold compared to the second quarter. Production at both Palmarejo and San Bartolomé were consistent with the second quarter. Kensington's gold production increased 25% over the second quarter of 2013 due to an increase in tons milled and higher gold grades. Rochester's production during the quarter was negatively impacted by the completion of several expansion-related projects, which are expected to lead to significantly higher production levels in the fourth quarter and next year.

Operational Highlights: Production

(silver ounces in thousands)	3Q 2013		2Q 2013		Quarter Variance
	Silver	Gold	Silver	Gold	Silver	Gold
Palmarejo	1,918	29,893	2,045	28,191	(6)%	6%
San Bartolomé	1,528	—	1,523	—	0%	n.a.
Rochester	580	4,821	844	9,404	(31)%	(49)%
Kensington	—	29,049	—	23,162	n.a.	25%
Endeavor	162	—	221	—	(27)%	n.a.
Total	4,188	63,763	4,633	60,757	(10)%	5%

2013 Outlook
The Company reaffirmed its full-year 2013 consolidated production guidance of 18.0-19.1 million ounces of silver and 250,000-258,000 ounces of gold.
2013 Production Outlook

(silver ounces in thousands)	Country	Silver	Gold
Palmarejo	Mexico	7,700 - 8,300	108,000 - 110,000
San Bartolomé	Bolivia	5,900 - 6,000	—
Rochester	Nevada, USA	3,700 - 4,000	34,000 - 36,000
Kensington	Alaska, USA	—	108,000 - 112,000
Endeavor	Australia	700 - 800	—
Total		18,000 - 19,100	250,000 - 258,000
Mitchell Krebs, President and Chief Executive Officer, commented, “Our third quarter operating performance demonstrates further consistency at Palmarejo, San Bartolomé, and Kensington, and represents a critical turning point for Rochester. The completion of recent capital investments in the existing heap leach pads and in the operation's crushing capacity, along with the substantial increase in reserves announced last month, support the high-return, long-term growth profile we expect to achieve at Rochester. Maintaining our full-year total production guidance within the range provided at the beginning of 2013 reflects our enhanced technical and operating capabilities and our ability to better execute against our plan.”
Coeur will report its full third quarter operating and financial results on November 6, 2013 after the New York and Toronto stock exchanges close for trading. There will be a conference call on November 7, 2013 at 11:00 a.m. Eastern time.

Dial-In Numbers:    (877) 768-0708 (U.S. and Canada)
(660) 422-4718 (International)
Conference ID:        805 93 215
The conference call and presentation will also be webcast on the Company's website www.coeur.com.
Hosting the call will be Mitchell J. Krebs, President and Chief Executive Officer of Coeur, who will be joined by Peter C. Mitchell, Senior Vice President and Chief Financial Officer, Frank L. Hanagarne, Jr., Senior Vice President and Chief Operating Officer, Hans Rasmussen, Vice President of Exploration, Joe Phillips, Senior Vice President and Chief Development Officer, and other members of management.
A replay of the call will be available on Coeur's website through November 21, 2013.
Replay number:        (855) 859-2056 (U.S. and Canada)
(404) 537-3406 (International)

About Coeur
Coeur Mining, Inc. is the largest U.S.-based primary silver producer and a growing gold producer. The Company has four precious metals mines in the Americas generating strong production, sales and cash flow. Coeur produces from its wholly owned operations: the Palmarejo silver-gold mine in Mexico, the San Bartolomé silver mine in Bolivia, the Rochester silver-gold mine in Nevada and the Kensington gold mine in Alaska. The Company also has a non-operating interest in the Endeavor mine in Australia. In addition, the Company has two silver-gold feasibility stage projects - the La Preciosa project in Mexico and the Joaquin project in Argentina. The Company also conducts ongoing exploration activities in Mexico, Argentina, Nevada, Alaska and Bolivia. The Company owns strategic investment positions in eight silver and gold development companies with projects in North and South America.
Cautionary Statement
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding anticipated operating results, production levels, drilling results, reserve levels, and efforts to generate high returns and long-term growth. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that permits necessary for the planned Rochester expansion may not be obtained, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver ore reserves, changes that could result from Coeur's future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves, the loss of any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.
Paul Hohbach, Coeur's Director of Exploration and a qualified person under Canadian National Instrument 43-101, reviewed and approved the scientific and technical information concerning Coeur's mineral projects in this news release. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see the Technical Reports for each of Coeur's properties as filed on SEDAR at www.sedar.com.

For Additional Information:
Bridget Freas, Director, Investor Relations
(312) 489-5819

Donna Mirandola, Director, Corporate Communications
(312) 489-5842

www.coeur.com

Table 3:
Results of Operations by Mine - Palmarejo

	3Q 2013	2Q 2013	1Q 2013	4Q 2012	3Q 2012
Underground Operations:
Tons mined	219,909	183,267	151,232	139,925	143,747
Average silver grade (oz/t)	4.73	4.59	4.22	4.70	6.13
Average gold grade (oz/t)	0.11	0.11	0.09	0.08	0.09
Surface Operations:
Tons mined	385,379	363,758	388,651	465,498	424,380
Average silver grade (oz/t)	3.49	4.95	3.45	2.62	2.79
Average gold grade (oz/t)	0.03	0.04	0.03	0.02	0.03
Processing:
Total tons milled	583,365	570,322	573,170	563,123	532,775
Average recovery rate – Ag	81.8%	76.5%	78.8%	84.2%	90.0%
Average recovery rate – Au	87.6%	81.2%	90.1%	91.4%	102.5%
Silver production - oz (000's)	1,918	2,045	1,646	1,555	1,833
Gold production - oz	29,893	28,191	22,965	19,998	23,702
Table 4:
Results of Operations by Mine - San Bartolomé

	3Q 2013	2Q 2013	1Q 2013	4Q 2012	3Q 2012
Tons milled	428,884	424,310	374,985	363,813	344,349
Average silver grade (oz/t)	3.89	3.98	4.09	4.20	4.91
Average recovery rate	91.5%	90.3%	90.6%	88%	90.3%
Silver production (000's)	1,528	1,523	1,391	1,343	1,526
Table 5:
Results of Operations by Mine - Rochester

	3Q 2013	2Q 2013	1Q 2013	4Q 2012	3Q 2012
Tons milled	2,678,906	2,457,423	2,439,757	2,286,233	2,361,951
Average silver grade (oz/t)	0.53	0.58	0.52	0.51	0.52
Average gold grade (oz/t)	0.003	0.003	0.003	0.005	0.004
Silver production (000's)	580	844	648	828	819
Gold production	4,821	9,404	8,742	12,055	10,599

Table 6:
Results of Operations by Mine - Kensington

	3Q 2013	2Q 2013	1Q 2013	4Q 2012	3Q 2012
Tons mined	122,064	135,123	116,747	140,626	113,770
Tons milled	147,427	127,987	129,057	129,622	123,428
Average gold grade (oz/t)	0.20	0.18	0.20	0.23	0.21
Average recovery rate	96.5%	98.2%	96.2%	96.9%	95.9%
Gold production	29,049	23,162	25,206	28,718	24,391

Table 7:
Results of Operations by Mine - Endeavor

	3Q 2013	2Q 2013	1Q 2013	4Q 2012	3Q 2012
Silver Production (000's)	162	221	150	105	140